UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2016

INVENTRUST PROPERTIES CORP.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-51609	34-2019608
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2809 Butterfield Road

Oak Brook, Illinois 60523

(Address of Principal Executive Offices)

(855) 377-0510

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On or about April 25, 2016, InvenTrust Properties Corp. (the “Company”) began mailing the information statement attached hereto as Exhibit 99.1 to holders of record of common stock as of the close of business on April 25, 2016 in connection with the previously announced separation of Highlands REIT, Inc. (“Highlands”) from the Company through the pro rata distribution of 100% of the outstanding shares of Highlands common stock owned by the Company (the “Spin-Off”).

The completion of the Spin-Off, expected to occur on or about April 28, 2016, is subject to the satisfaction of certain conditions as further described in the Separation and Distribution Agreement previously filed as exhibit 2.1 of the Company’s Current Report on Form 8-K filed April 14, 2016.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Information Statement of Highlands REIT, Inc. dated April 25, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVENTRUST PROPERTIES CORP.

Date: April 25, 2016	By:	/s/ Scott Wilton
	Name:	Scott Wilton
	Title	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Information Statement of Highlands REIT, Inc. dated April 25, 2016.